UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

ASPIRE BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41293	33-3467744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23150 Fashion Drive, Suite 232 Estero, Florida	33928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 987-3002

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASBP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	ASBPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on April 16, 2025, Aspire Biopharma Holdings, Inc. (the “Company”) received two letters from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”), each addressing a separate compliance deficiency under the Nasdaq Listing Rules. The first letter notified the Company of a deficiency with regard to Rule 5450(b)(2)(A) (the “MVLS Notice”), which requires a company, whose securities are listed on The Nasdaq Global Market under the “Market Value Standard”, to maintain a minimum Market Value of Listed Securities (an “MVLS”) of $50,000,000 (the “MVLS Rule”). The deficiency was caused by the Company’s MVLS having been below the minimum level for the 30 consecutive trading days prior to the issuance of the MVLS Notice. Under Nasdaq Listing Rule 5810(c)(3)(C), the Company was entitled to a 180-day period within which to rectify the deficiency. In order to do so, the Company was required to achieve and maintain an MVLS of at least $50,000,000 or more for a minimum of 10 consecutive trading days.

The second letter notified of the deficiency with regard to Rule 5450(a)(1) (the “Bid Price Notice” together with the MVLS Notice, the “Notices”), which requires the Company to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”) for continued listing on The Nasdaq Global Market. The deficiency was caused by the Company’s bid price having been below the minimum level for the 30 consecutive trading days prior to the issuance of the Bid Price Notice. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days in which to regain compliance with the Bid Price Rule, or until October 13, 2025.

The Company did not regain compliance with the MVLS Rule or the Bid Price Rule within the compliance period. Accordingly, on October 15, 2025, (the “October Letter”) the Staff notified the Company that its securities were subject to delisting from Nasdaq unless the Company timely appeals the Staff’s determination and requests a hearing before the Nasdaq Hearings Panel (the “Panel”). Both items of noncompliance serve as an independent basis for delisting the Company’s securities from Nasdaq.

The Company has requested a hearing before the Panel and has paid the associated fee of $20,000, which has stayed the suspension of the Company’s Common Stock and publicly traded Warrants pending the Panel’s decision. At the hearing, the Company will present its plan to regain compliance with the MVLS Rule and the Bid Price Rule, and request an extension of time. The Panel has the authority to grant the Company an extension of up to 180 days from the date of the Staff’s delist determination for the MVLS Rule and Bid Price Rule. The Company is considering all options available to it to regain compliance with the MVLS Rule and the Bid Price Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to regain compliance within the period of time that may be granted by the Panel.

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRE BIOPHARMA HOLDINGS, INC.

Dated: October 17, 2025	By:	/s/ Kraig Higginson
Kraig Higginson
Chief Executive Officer